UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601

(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 29, 2016, R. R. Donnelley & Sons Company (“RR Donnelley”) announced further details regarding its management team to be effective upon the consummation of the previously announced spinoff transactions of LSC Communications, Inc. and Donnelley Financial Solutions, Inc., which RR Donnelley expects to complete in October 2016.

Terry D. Peterson is expected to be appointed as Executive Vice President and Chief Financial Officer of RR Donnelley upon consummation of the spinoff transactions. Set forth below is a biography of Terry D. Peterson:

Terry D. Peterson (52) will be the Executive Vice President and Chief Financial Officer. Prior to this, Mr. Peterson had served as Senior Vice President and Chief Financial Officer for Deluxe Corporation since 2009; Vice President, Investor Relations and Chief Accounting Officer at Deluxe from 2006 to 2009; Controller and Chief Accounting Officer at Deluxe Corporation from 2005 to 2006; and Director of Internal Audit at Deluxe Corporation from 2004 to 2005. Prior to Deluxe Corporation, Mr. Peterson held various finance and audit roles at Ecolab Inc., Provell Inc., Jostens Inc. and PriceWaterhouseCoopers LLP.

Until the spinoff transactions are complete, the current management team of RR Donnelley will remain in place. The spinoff transactions are subject to certain conditions, including, among others, obtaining final approval from the Board of Directors of RR Donnelley, receipt of a favorable opinion with respect to the tax-free nature of the transactions for U.S. federal income tax purposes and the effectiveness of the Form 10 filings with the Securities and Exchange Commission (SEC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: August 29, 2016	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer